UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 6, 2009

OTIX GLOBAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2009, Otix Global, Inc. (“Otix”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying Otix that for the last 30 consecutive business days the bid price of Otix’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Listing Rule 5450(a)(1). The letter stated that Nasdaq will provide Otix a grace period of 180 calendar days, or until April 5, 2010, to regain compliance. To regain compliance, any time before April 5, 2010, the bid price of Otix’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. If Otix does not regain compliance with Rule 5450(a)(1) by April 5, 2010, Otix will be eligible for an additional 180 calendar day compliance period if it meets The Nasdaq Capital Market initial listing criteria except for the bid price requirement. To avail itself of this alternative, Otix would need to submit an application to transfer its securities to The Nasdaq Capital Market. If Otix is not eligible for an additional compliance period, Nasdaq will provide it with written notification that its common stock will be delisted. At that time, Otix may appeal Nasdaq’s determination to delist its common stock to the Listings Qualifications Panel.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2009

OTIX GLOBAL, INC.

/s/ MICHAEL M. HALLORAN
Michael M. Halloran
Vice President and Chief Financial Officer